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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 April. 14, 1999
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                (Date of Report Date of earliest event reported)


                                  BioSepra Inc.
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              (Exact name of Registrant as specified its charter)


          Delaware                    0-23678                    04-3216867
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(State or other jurisdiction       (Commission                  (IRS Employer
     of Incorporation)             File Number)              Identification No.)



    111 Locke Drive; Marlborough, MA                                     01752
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(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (508) 357-7500
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ITEM 5:  OTHER EVENTS

         On April 14, 1999, BioSepra Inc. ("BioSepra") announced A that it had signed a Purchase Agreement with Life Technologies, Inc., a Delaware corporation ("Life Technologies"), pursuant to which BioSepra will sell to Life Technologies substantially all of BioSepra's assets and business (including any business conducted through subsidiaries) other than the assets and business of BioSepra and its subsidiaries relating to intracorporeal and "on-line" extracorporeal therapies or any autologous treatment and Life Technologies shall assume certain liabilities of BioSepra.

         The purchase price to be paid by Life Technologies to BioSepra shall be $12.0 million in cash subject to adjustment based upon a closing balance sheet, of which $1.0 million shall be held in an escrow account to cover possible claims for indemnification made by Life Technologies. The purchase price was determined as a result of anus length negotiation.

         To the best knowledge of BioSepra, neither BioSopra, a director or officer of BioSepra nor an affiliate of a director or officer of BioSepra has any martial relationship with Life Technologies.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (b)      Exhibits

                  (1)      Purchase Agreement

                  (99)     Additional Exhibits

                           (i)      Press Release


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




April 28, 1999                             BIOSEPRA, INC.


                                           /s/ Jean-Marie Vogel
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                                           Jean-Marie Vogel
                                           President and Chief Executive Officer